UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2014

QVC, Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	333-184501	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (484) 701-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

QVC, Inc. (the "Company") hereby files this Current Report on Form 8-K/A (Amendment No. 1) to amend the original Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 7, 2014 for the sole purpose of updating the time that Mike George, President and CEO of the Company, will be presenting at the UBS Global Consumer Conference, on Thursday, March 13, 2014. Mr. George's speaking time has changed to 12:10 p.m. Eastern Time instead of 11:20 a.m. Eastern Time, as originally reported.

Item 7.01. Regulation FD Disclosure

On March 11, 2014, Liberty Interactive Corporation announced that Mr. George will be presenting at the UBS Global Consumer Conference, on Thursday, March 13, 2014 at 12:10 p.m., Eastern Time at The Four Seasons Boston Hotel in Boston, MA. Mr. George will also be meeting with investors throughout the day. During his presentation and meetings with investors throughout the day, Mr. George may make observations regarding the Company's financial performance and outlook.

This Current Report on Form 8-K/A (Amendment No. 1) and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release of Liberty Interactive Corporation dated March 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC, Inc.

Date: March 12, 2014	By:/s/ JOHN F. MISKO
John F. Misko
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Liberty Interactive Corporation dated March 11, 2014.